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                                                                   EXHIBIT 14(b)



INDEPENDENT AUDITORS' CONSENT



MERRILL LYNCH GLOBAL CONVERTIBLE FUND, INC.:



We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 5, 1997 appearing in the Annual Report to Shareholders of the Merrill Lynch Global Convertible Fund, Inc. for the year ended October 31, 1997, and to the references to us under the captions "Comparison of the Funds -- Financial Highlights" and "Experts" appearing in the Proxy Statement and Prospectus, which is part of such Registration Statement.



Deloitte & Touche LLP


Princeton, New Jersey


January 6, 1998